EXHIBIT 10.3

                               MINUTES OF MEETING





     In conjunction with the Joint Cooperation Agreement of APLLMas.02/11.2003 dated 17th November, 2003.

     In this 14th day of July, 2004, the following personnel held meeting in Bandar Lampung, Sumatera, Indonesia, attended by the following Officers:

     1.   Martial H. Levasseur, president, Apolo Gold Inc.
     2.   Ir H. Muhammad Nur, Director and CEO. PT Karya Bukit Utama

     3.   Robert Dinning. CFO. Apolo Gol Inc. (By Telephone)


     Resolved,

          The Parties, Apolo Gold Inc (Martial Levassaur) and KBU (Ir. H. Muhammad Nur) met in Bandar Lampung to discuss and agree to a revised payment schedule for the payment due June 30, 2004 ($135,000) and the payment due December 15, 2004 ($260>000US). Mr. Dinning was available by Telephone, having sent by e-mail, a recommendation for revision of the payment schedule. It was mutually agreed that $15,000 US had already been paid to KBU

          The following repayment schedule was proposed to replace the existing payment schedule for June 30.2004 and December 15,2004:


               July 15.2004                      60,000
               August 15. 2004                   50,000
               September 15, 2004                50,000
               October 15,2004                   25,000
               November 15,2004                  25,000
               December 15.2004                  75,000
               January 15, 2005                  50,000
               February 15,2005              $   50,000

                                             $   385.000
                                             -----------

          The Parties mutually agree that as of the date of this Agreement, $15,000 US had already been paid to KBU.

3. APOL0 advises that the payment due July 15, 2004 will be wire transferred by the bank of Apolo Gold tnc on July 14, 2004 to the account of Ir Muhammad Nur as per wire instructions.

4. This "Minutes of Meeting' dated July 14, 2004 shall become a legal and inseparable part of the Joint Cooperation Agreement ..APLL. MAS. 02/11,2003 dated 17"* November 2003,



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     Essentially the spirit behind this "Minutes of Meeting1* dated July 14,
     2004 is one of mutual trust and confidence and the reliance on each of the signatories to do what is fair and it shall be expected that each of the named signatories of private and financial nature to the utmost of each parties ability,

     The Meeting has been closed at 16:00 hours Thursday, July 14, 2004. and this "Minutes of Meeting" dated July 14, 2004 has been executed in three
     (3) original copies only, and one original copy to each Party.


     Made and Signed in Bandar Lampung, Sumatera, Indonesia, on the 23 day of July 2004.

                                   THE PARTIES



       /s/ MARTIAL H. LEVASSEUR                 /s/ IR H. MUHAMMAD NUR, MSC
       -----------------------                 --------------------------
       Martial H. Levasseur                         Ir H. Muhammad Nur, Msc
       President,                                   Director and CEO
       APOLO GOLD INC                               PT KATYA BUKIT UTAMA




       /S/ROBERT G. DINNING
       --------------------
       Robert G. Dinning
       CFO
       Apolo Gold Inc.




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